Exhibit 10.3

EXECUTION VERSION

MILLENNIAL MEDIA, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

i

TABLE OF CONTENTS

(CONTINUED)

ii

MILLENNIAL MEDIA, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 23rd day of December, 2010, by and among MILLENNIAL MEDIA, INC., a Delaware corporation (the “Company”) and the investors listed on EXHIBIT A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.”

RECITALS

WHEREAS, certain of the Investors are purchasing shares of the Company’s Series D Preferred Stock (the “Series D Stock”), pursuant to that certain Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A-1 Preferred Stock (the “Series A-1 Stock”), Series A-2 Preferred Stock (the “Series A-2 Stock,” together with the Series A-1 Stock, the “Series A Stock”), Series B Preferred Stock (the “Series B Stock”) and Series C Preferred Stock (the “Series C Stock”);

WHEREAS, the Prior Investors and the Company are parties to a Second Amended and Restated Investor Rights Agreement dated November 13, 2009 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                            GENERAL.

1.1          Amendment and Restatement of Prior Agreement.  The Prior Agreement is hereby amended in its entirety and restated herein.  Such amendment and restatement is effective upon the execution of this Agreement by the Company and the Requisite Preferred Holders (as such term was defined in the Prior Agreement).  Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

1.2          Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)           “Board” means the Board of Directors of the Company.

(b)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c)           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)           “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(e)           “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

(f)            “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g)           “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) if the Company has completed its Initial Offering, (y) sold by a Holder in compliance with Rule 144(b)(1)(i) or (z) sold by a Holder who holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three (3) month period.

(h)           “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(i)            “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed $25,000 of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j)            “Requisite Preferred Holders” means the holders of at least sixty-seven percent (67%) of the Registrable Securities held by the Investors, voting together as a single class on an as-converted basis.

(k)           “SEC” or “Commission” means the Securities and Exchange Commission.

(l)            “Securities Act” shall mean the Securities Act of 1933, as amended.

(m)          “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale.

(n)           “Series Designees” shall have the meaning given such term in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof;

(o)           “Series A Designees” shall have the meaning given such term in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof;

(p)           “Series B Designee” shall have the meaning given such term in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof;

(q)           “Series C Designee” shall have the meaning given such term in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof;

(r)           “Shares” shall mean the Series D Stock issued pursuant to the Purchase Agreement, the Series C Stock issued pursuant to that certain Series C Preferred Stock Purchase Agreement dated November 13, 2009, the Series B Stock issued pursuant to that certain Series B Preferred Stock Purchase Agreement dated November 2, 2007, and the Series A Stock issued pursuant to that certain Preferred Stock Purchase Agreement dated July 21, 2006, in each case, held from time to time by the Investors listed on EXHIBIT A hereto and their permitted assigns.

(s)           “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2.                            REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1          Restrictions on Transfer.

(a)           Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i)            there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)           (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.  It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.  After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b)           Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c)           Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON

WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d)           The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e)           Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

2.2          Demand Registration.

(a)           Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least sixty percent (60%) of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000 (a “Qualified Public Offering”)), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b)           If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  Any

Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)           The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i)            prior to the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii)           after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;

(iii)         during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv)          if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement within ninety (90) days;

(v)            if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(vi)          if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3          Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)           Underwriting.  If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below thirty-three and one-third percent (33-1/3%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)           Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4          Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b)           as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i)            if Form S-3 is not available for such offering by the Holders;

(ii)           if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

(iii)         if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement;

(iv)          if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

(v)            if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4; or

(vi)          in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)           Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

2.5          Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders).  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c) or 2.4(b)(v), as applicable, to undertake any subsequent registration.

2.6          Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below).  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of sixty percent (60%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld.  In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate.  If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c)           Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)           Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)           Use all reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.7          Delay of Registration; Furnishing Information.

(a)           No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)           The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8          Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, stockholders, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, stockholder, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action;

provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, stockholder, officer, director, underwriter or controlling person of such Holder.

(b)           To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, stockholders, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, stockholder, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, stockholder, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)           If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)           The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9          Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires at least 500,000 shares of Registrable Securities (as adjusted for stock splits and combinations after the date hereof); or (d) is an entity affiliated by common control (or other related entity) with such Holder provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10                        Limitation on Subsequent Registration Rights.  Other than as provided in Section 5.10, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder rights to demand the registration of shares of the Company’s capital stock, or to include such shares in a registration statement that would reduce the number of shares includable by the Holders.

2.11                        “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the 180-day period following the effective date of the Initial Offering (or such longer period, not to exceed 34 days after the expiration of the 180-day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided that:

(i)                                    all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements; and

(ii)                                such agreement shall provide that any discretionary waiver or termination of the restrictions of such agreement by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company shall apply to New Enterprise Associates 13, L.P. (“NEA”) and its affiliates, Columbia Capital Equity Partners IV (QP), L.P. (“Columbia Capital”) and its affiliates, Bessemer Venture Partners VI, L.P. “Bessemer”) and its affiliates, and Charles River Partnership XIII, L.P. (“Charles River”), pro rata (subject to underwriter cut-back provisions as set forth in Section 2.2(b) and 2.3(a), if applicable), based on the number of Registrable Securities then outstanding held by NEA, Columbia Capital, Bessemer, and Charles River and the holders of capital stock receiving the waiver or termination of such restrictions.

The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future.  The Company covenants that it will require all future holders of its capital stock (including holders of options or other convertible securities to purchase capital stock of the Company) to enter into a market stand-off agreement on terms comparable to those set forth above.

2.12                        Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.  The obligations described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the period described in Section 2.11.  Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13                        Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a)                                  Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)                                  File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)                                  So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.        COVENANTS OF THE COMPANY.

3.1                               Basic Financial Information and Reporting.

(a)                                  The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)                                  The Company will furnish each Investor, as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred fifty (150) days thereafter, the Company will furnish such Investor a balance sheet of the Company, as at the end of such fiscal year, a statement of income, a statement of stockholders’ equity, and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.  Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

(c)                                  The Company will furnish each Investor who, with its Affiliates, owns not less then 500,000 shares of Registrable Securities (as adjusted for stock splits and combinations after the date hereof) (a “Major Investor”), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d)                                  The Company will furnish each Major Investor: (i) at least thirty (30) days (but no more then ninety (90) days) prior to the beginning of each fiscal year, an annual budget and operating plans for the Company for such fiscal year (and as soon as available, any subsequent written revisions thereto); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(e)                                  All financial information and budgets required under Section 3.1(b)-(d) above shall consist of consolidated financial statements (consolidating the Company and its subsidiaries) unless the rules of generally accepted accounting principles provide otherwise.

(f)                                    As soon as practicable (or otherwise as provided herein), the Company will furnish each Major Investor with copies of the following documents: (i) material documents filed with governmental agencies, including, without limitation, the Internal Revenue Service, the Environmental Protection Agency, and the SEC, within thirty (30) days after filing; (ii) pleadings of any material lawsuits filed by or against the Company, within thirty (30) days after filing or service of process; (iii) notices regarding any default on any loan or lease to which the Company is a party, including, without limitation, the Purchase Agreement or any Related Agreements (as defined in the Purchase Agreement), within ten (10) days after discovery (such notices to contain a statement outlining such default and management’s proposed response); (iv) notices regarding any material adverse effect on the assets, conditions, affairs, results of operations or prospects of the Company, financially or otherwise, within five (5) days after discovery (such notices to contain a statement outlining such default and management’s proposed response); and (iv) any other documents or information reasonably requested by a Major Investor.

3.2                               Inspection Rights.  Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company (as reasonably determined by the Board) or with respect to information which the Board determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

3.3                               Confidentiality of Records.  Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to Section 3.1 and 3.2 hereof that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor or any former partners or members who retained an economic interest in such Investor (or any employee or representative of any of the foregoing or legal counsel, accountants or representatives for such Investor) (each of the foregoing persons, a “Permitted Disclosee”), as long as such Permitted Disclosee agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.  Notwithstanding the foregoing, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (x) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.3 disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (y) making any disclosures required by law, rule, regulation or court or other governmental order.

3.4                               Reservation of Common Stock.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

3.5                               Stock Vesting; Stock Option Plans.

(a)                                  Except as provided in Section 3.5(b) below, unless otherwise approved by the Board, including the affirmative vote of at least two Series Designees, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the Company, and seventy-five percent (75%) of such stock shall vest over the remaining three (3) years (the “Standard Vesting Schedule”).

(b)                                  In connection with stock options and other stock equivalents issued to employees, the Standard Vesting Schedule shall accelerate as follows:

(i)                                    Unless otherwise approved by the Board, including the affirmative vote of at least two Series Designees and at least one designee elected solely by the holders of the Company’s Common Stock (a “Common Designee”), the Standard Vesting Schedule for all employees, other than those contemplated by Section 3.5(b)(ii) and 3.5(b)(iii) below, shall accelerate as follows:  25% of the then-unvested portion shall accelerate upon a “Single Trigger” and 50% of the then-unvested portion shall accelerate upon a “Double Trigger” (each as defined below).

(ii)                                The Standard Vesting Schedule for employees who have vice-president titles or higher who are approved by the Board (or Compensation Committee thereof), other than those contemplated by Section 3.5(b)(iii) below, shall accelerate as follows: 25% of the then-unvested portion shall accelerate upon a “Single Trigger” and 100% of the then-unvested portion shall accelerate upon a “Double Trigger.”

(iii)                            The Investors and the Company’s founders have also discussed an exception that would require a higher “Single Trigger” acceleration amount.  These exceptions will be applied on a case-by-case basis as may be approved by the Board, including at least two Series Designees and one Common Designee.

(iv)                               For purposes of this Section 3.5: (A) a “Single Trigger” shall mean that a “Change in Control” (as such term is defined in the Company’s 2006 Equity Incentive Plan (the “Plan”)) has been consummated; and (B) a “Double Trigger” shall mean that (1) a “Change in Control” (as such term is defined in the Plan) has been consummated and (2) the employee has been terminated by the Company without “cause”, or the employee has resigned from his employment with the Company for “good reason” (as “cause” and “good reason” are defined in the Plan or, if the employee is party to an effective employment agreement with the Company that contains definitions of such terms, the definitions given to such terms in such employment agreement), in either case, within one (1) month prior to, as of, or within twelve (12) months after, the effective date of such Change in Control.

(c)                                  Any acceleration of the Standard Vesting Schedule not contemplated by this Section 3.5 shall require the approval of the Board, including the affirmative approval of at least two of the Series Designees.

(d)                                  The Company shall not amend the Plan or establish or adopt any new stock option or equity incentive plans without the approval of the Board, including the affirmative approval of at least two of the Series Designees.

3.6                               Visitation Rights.  The Company shall allow one representative designated by NEA to attend all meetings of the Board in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to the Board; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons.  The decision of the Board with respect to the privileged or confidential nature of such information shall be final and binding.

3.7                               Employee Nondisclosure and Developments Agreement.  The Company shall require all employees and consultants to execute and deliver an Employee Nondisclosure and Developments Agreement substantially in the form attached to the Purchase Agreement or such other form approved by the Board, including the affirmative approval of at least two of the Series Designees.

3.8                               Approval of Capital Expenditures.  The Company shall not, without the approval of the Board, including the approval of at least three of the Series Designees, authorize or enter into any capital expenditure exceeding one hundred thousand dollars ($100,000) that is not contemplated by the Company’s most recent Board-approved operating plan.

3.9                               Directors’ Liability and Indemnification.  The Company’s Certificate of Incorporation and Bylaws shall provide (a) for elimination of the liability of director to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law.

3.10                        Qualified Small Business.  The Company will use reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Internal Revenue Code of 1986, as amended, any regulations promulgated thereunder and any similar state laws and regulations.

3.11                        Directors and Officers Insurance.  The Company shall maintain, during the term of this Agreement director and officer liability insurance with an underwriter and with terms acceptable to the Board, including coverage limits of at least three million dollars ($3,000,000) per occurrence, including a rider containing employment practice liability insurance with coverage limits of at least one million dollars ($1,000,000) per occurrence, or such other coverage limits as may be reasonably determined by the Board to be acceptable, including the affirmative approval of at least two of the Series Designees.

3.12                        Board of Directors.  The Company will reimburse the Series Designees for their reasonable expenses incurred in attending meetings of the Board (including the committees thereof) and any other meetings or events attended on behalf of the Company at the Company’s request (such as trade shows).

3.13                        Assignment of Right of First Refusal.  In the event the Company elects not to exercise any right of first refusal or right of first offer the Company may have on a proposed transfer of any of the Company’s outstanding capital stock pursuant to the Company’s Bylaws, as amended from time-to-time, the Company shall, to the extent it may do so, assign such right of first refusal or right of first offer to each Investor.  In the event of such assignment, each Investor shall have a right to purchase its pro rata portion of the capital stock proposed to be transferred on the same terms as those offered to the Company.  Each Investor’s pro rata portion shall be equal to the product obtained by multiplying (i) the aggregate number of shares proposed to be transferred by (ii) a fraction, the numerator of which is the number of shares of Registrable Securities held by such Investor at the time of the proposed transfer and the denominator of which is the total number of Registrable Securities owned by all Investors at the time of such proposed transfer.

3.14                        Board Approval of Certain Transactions.

(a)                                  The Company will not do any of the following, unless previously approved by a majority of the Board, including the affirmative vote of at least three of the Series Designees:

(i)                                    Enter into or grant an exclusive license of any of the Company’s intellectual property or any other transaction that is substantially equivalent to a sale of the Company’s intellectual property;

(ii)                                Create any committees of the Board; or

(iii)                            Enter any transaction that results in first priority security interest being placed on all or substantially all of the Company’s assets or intellectual property;

(b)                                  The Company will not do any of the following, unless previously approved by a majority of the Board:

(i)                                    Approve any annual operating budget;

(ii)                                Sell, transfer, pledge, dispose of or license any of the intellectual property rights of the Company or other Company assets, other than in the ordinary course of the Company’s business;

(iii)                            Enter into or grant an exclusive distribution or partnership agreement relating to the Company’s intellectual property;

(iv)                               Terminate or hire, or change the responsibilities (including title) of, any executive officer of the Company;

(v)                                   Enter into any employment or severance agreement with any executive officer of the Company, or make any material modification to the terms of any such agreement;

(vi)                               Acquire all or substantially all of the stock or assets of any other business entity (whether by stock or asset purchase, merger, consolidation or otherwise);

(vii)                           Form, contribute any capital or assets, or loan or advance any funds, to any subsidiary, joint venture or similar business entity;

(viii)                       Enter into any material new line of business or materially change the Company’s existing line of business;

(ix)                              Relocate the Company’s principal office outside of the Baltimore, Maryland metropolitan area; or

(x)                                  Permit any executive officer of the Company to devote less than all of his or her business time to the conduct of the business of the Company.

(c)                                  The Company will not do any of the following, unless previously approved by the Compensation Committee:

(i)                                    Terminate or hire, or change the responsibilities (including title) of, any Senior Vice President of the Company;

(ii)                                Enter into any employment or severance agreement with any Senior Vice President of the Company, or make any material modification to the terms of any such agreement;

(iii)                            Permit any Senior Vice President of the Company to devote less than all of his or her business time to the conduct of the business of the Company; or

(iv)                               Increase the compensation of any member of management, any key employee or any employee if such employee earns a salary in excess of one hundred fifty thousand dollars ($150,000) in the aggregate per calendar year.

(d)                                  The Company will not enter into transactions with any director or management employee of the Company or their immediate families or affiliates thereof, other than the transactions contemplated by the Purchase Agreement, unless previously approved by a majority of the disinterested members of the Board.

3.15                        Compensation and Audit Committees.  To the extent the Company forms a Compensation Committee or Audit Committee of the Board, each of the Series Designees shall have the right in their sole discretion to be members of such committees (along with any other members of such committees).

3.16                        Press Release.  Any press release issued by the Company in connection with, or referencing the sale of Preferred Stock, must be previously approved by NEA, Columbia Capital, Bessemer and Charles River.  Expenses in connection with such press release shall be paid for by the Company.

3.17                        “Key Man” Insurance.  The Company will maintain or obtain, as applicable, “key man” insurance on Paul Palmieri in the amount of at least two million dollars ($2,000,000) each, within sixty (60) days of the date of this Agreement.

3.18                        FIRPTA Covenants.  The Company shall provide prompt notice to NEA following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a United States real property holding corporation.  In addition, upon a written request by NEA, the Company shall provide NEA with a written statement informing NEA whether NEA’s interest in the Company constitutes a United States real property interest.  The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made.  The Company’s written statement to NEA shall be delivered to NEA within ten (10) days of NEA’s written request therefor.  The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no preferred stock then outstanding.

3.19                        Indemnification Matters.  The Company hereby acknowledges that one (1) or more of the Series Designees nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Amended and Restated Certificate of Incorporation (as in effect on the date hereof) or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.  The Company and the Fund Director(s) agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.

3.20                        Termination of Covenants.  All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3, 3.9 and 3.19) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering which results in the Preferred Stock being converted into Common Stock or (ii) upon an “Acquisition” as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof.

SECTION 4.        RIGHTS OF FIRST REFUSAL.

4.1                               Subsequent Offerings.  Subject to applicable securities laws, each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof.  Each Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options) of which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities.  The term “Equity

Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security or unit carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

4.2                               Exercise of Rights.  If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same.  Each Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.  Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3                               Issuance of Equity Securities to Other Persons.  If not all of the Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Investors who do so elect and shall offer such Investors the right to acquire such unsubscribed shares on a pro rata basis.  The Investors shall have five (5) business days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares.  The Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company’s notice to the Investors pursuant to Section 4.2 hereof.  If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investors in the manner provided above.

4.4                               Termination and Waiver of Rights of First Refusal.  The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering which results in the Preferred Stock being converted into Common Stock or (ii) an “Acquisition” as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof.  Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived, with and only with the written consent of the Company and the Requisite Preferred Holders.

4.5                               Assignment of Rights of First Refusal.  The rights of first refusal of each Investor under this Section 4 may be assigned to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.9.

4.6                               Excluded Securities.  The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)                                  shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary that are approved by the Board and that are made pursuant to the Company’s 2006 Equity Incentive Plan or such other stock purchase or stock option plans or other arrangements that are approved by the Board, including the affirmative approval of at least two of the Series Designees;

(b)                                  stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

(c)                                  any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination with a bona fide commercial operating entity approved by the Board, including the affirmative approval of at least three of the Series Designees;

(d)                                  any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company;

(e)                                  any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board, including the affirmative approval of at least three of the Series Designees;

(f)                                    any Equity Securities that are issued by the Company pursuant to the registration statement pertaining to the Initial Offering which results in the Preferred Stock being converted into Common Stock;

(g)                                 any Equity Securities issued in connection with strategic transactions involving the Company and other bona fide commercial operating entities, including, without limitation (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that the issuance of shares therein has been approved by the Board, including the affirmative approval of at least three of the Series Designees.

SECTION 5.                       MISCELLANEOUS.

5.1                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof.

5.2                               Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

5.3                               Entire Agreement.  This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.4                               Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5                               Amendment and Waiver.

(a)                                  Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the Requisite Preferred Holders.

(b)                                  For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6                               Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

5.7                               Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent, if to the Company, to 2400 Boston Street, Signature Building, Suite 301, Baltimore, MD 21224, with a copy to Cooley LLP, 11951 Freedom Drive, Reston, VA 20190, Attn: Mark D. Spoto, fax: (703) 456-8100, email: mspoto@cooley.com, and if to an Investor, at the address as set forth on EXHIBIT A hereto or at such other address or electronic mail address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.8                               Attorneys’ Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9                               Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10                        Additional Investors.  Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Preferred Stock shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12                        Aggregation of Stock.  All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13                        Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14                        Termination.  This Agreement shall terminate and be of no further force or effect upon the earlier of (i) an “Acquisition” as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect on the date hereof or (ii) the date five (5) years following the consummation of the Initial Offering which results in the Preferred Stock being converted into Common Stock.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

MILLENNIAL MEDIA, INC.

By:	/s/ Paul J. Palmieri
Paul J. Palmieri
President and Chief Executive Officer

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTORS:

NEW ENTERPRISE ASSOCIATES 13, L.P.

By:	NEA Partners 13, L.P., its general partner

By:	NEA 13 GP, LTD, its general partner

By:	/s/ Charles W. Newhall, III	, Director

NEA VENTURES 2009, LIMITED PARTNERSHIP

By:	/s/ Pamela J. Clark	, Vice President

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

CHARLES RIVER PARTNERSHIP XIII, LP
By:	Charles River XIII GP, LP
Its General Partner
	By:		Charles River XIII GP, LLC
Its: General Partner

		By:	/s/ George Zachary
Authorized Manager

CHARLES RIVER FRIENDS XIII-A, LP
By:	Charles River XIII GP, LLC
	Its:	General Partner

By:	/s/ George Zachary
Authorized Manager

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

COLUMBIA CAPITAL EQUITY PARTNERS IV (QP), L.P.

By:	Columbia Capital Equity Partners IV,
L.P., its General Partner

By:	Columbia Capital IV, LLC,
its General Partner

By:	/s/ Donald A. Doering
Donald A. Doering
Executive Vice President

COLUMBIA CAPITAL EQUITY PARTNERS IV (QPCO), L.P.

By:	Columbia Capital Equity Partners IV,
L.P., its General Partner

By:	Columbia Capital IV, LLC,
its General Partner

By:	/s/ Donald A. Doering
Donald A. Doering
Executive Vice President

COLUMBIA CAPITAL EMPLOYEE INVESTORS IV, L.P.

By:	Columbia Capital IV, LLC,
its General Partner

By:	/s/ Donald A. Doering
Donald A. Doering
Executive Vice President

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

BESSEMER VENTURE PARTNERS VI, L.P.

BESSEMER VENTURE PARTNERS VI INSTITUTIONAL L.P.

BESSEMER VENTURE PARTNERS CO-INVESTMENT L.P.

By:	Deer VI & Co. LLC, General Partner

By:	/s/ Scott Ring
Scott Ring, General Counsel

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

ACTA WIRELESS CAPITAL, LLC

By:	/s/ Alan MacIntosh
	Name:	Alan MacIntosh
	Title:	Member

BANG INVESTMENTS, INC.

By:
Name:
Title:

MARK EWEN

ROBERT MARSHALL

GC&H INVESTMENTS, LLC

By:
Name:
Title:

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

New Enterprise Associates 13, L.P.

NEA Ventures 2009,

Limited Partnership

5425 Wisconsin Ave

Suite 800

Chevy Chase, MD 20815

Attn:  Patrick Kerins

and correspondence to:

New Enterprise Associates 13, L.P.

NEA Ventures 2009,

Limited Partnership

1954 Greenspring Drive

Timonium, MD 21093

Attn: Louis Citron, Esq.

Columbia Capital Equity Partners IV (QP), L.P.

Columbia Capital Equity Partners IV (QPCO), L.P.

Columbia Capital Employee Investors IV, L.P.

201 North Union Street, Suite 300

Alexandria, VA 22314

Attn: Donald A. Doering, Executive Vice President

Bessemer Venture Partners VI, L.P.

Bessemer Venture Partners VI Institutional L.P.

Bessemer Venture Partners Co-Investment L.P.

1865 Palmer Avenue

Suite 104

Larchmont, NY 10538

Attn: J. Edmund Colloton, Executive Manager

Charles River Partnership XIII, LP

Charles River Friends XIII-A, LP

1000 Winter Street

Suite 3300

Waltham, MA 02451

Attn: George Zachary

Acta Wireless Capital, LLC

3201 Brassfield Road

Suite 300

Greensboro, NC 27410

Attn:  Mark McDowell

BANG Investments, Inc.

17 Anwoth

Westmount, QC H3Y 2E6

Attn: Garner Bornstein

Mark Ewen

8035 Entrada Deluz West

San Diego, CA 92127

Robert Marshall

10130 Greensward Link

Ijamsville, Maryland 21754

GC&H Investments, LLC

101 California St.

5th Floor

San Francisco, CA 94111

Attn:  John Cardoza